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                                                                    Exhibit 23.3

                         PETROLEUM CONSULTANT'S CONSENT
                         ------------------------------

     We consent to incorporation by reference in the Registration Statement on Form S-3 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 1999, which appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

     We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


     PADDOCK LINDSTROM & ASSOCIATES LTD.
     October 12, 2000